                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          TUPPERWARE CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             TUPPERWARE CORPORATION
                         14901 S. ORANGE BLOSSOM TRAIL
                               ORLANDO, FL 32837

                            ------------------------

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

                                                                          [LOGO]

To Our Shareholders:

    It is my pleasure to invite you to attend the annual meeting of shareholders of Tupperware Corporation to be held on Thursday, May 11, 2000, at The Peabody Orlando, 9801 International Drive, Orlando, Florida. The meeting will begin at 10:00 a.m.

    The notice of meeting and proxy statement following this letter describes the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it, or to vote telephonically or electronically, as soon as possible so that your shares will be represented.

                                          Sincerely,

                                          [SIGNATURE]

                                          Rick Goings
                                          CHAIRMAN AND
                                          CHIEF EXECUTIVE OFFICER

March 25, 2000

                             TUPPERWARE CORPORATION
                         14901 S. ORANGE BLOSSOM TRAIL
                               ORLANDO, FL 32837

                            ------------------------

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

                                                                          [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The 2000 annual meeting of shareholders of Tupperware Corporation will be held at The Peabody Orlando, 9801 International Drive, Orlando, Florida on Thursday, May 11, 2000, at 10:00 a.m. to consider and vote upon:

    1. The election of three directors for the term expiring at the 2003 annual meeting of shareholders;

    2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 30, 2000;

    3.  The proposal to approve the Tupperware Corporation 2000 Incentive Plan;

    4. The proposal to approve Material Terms of Performance-Based Incentives for Tupperware Corporation; and

    5. Such other business as may properly come before the meeting and any adjournment thereof.

    The foregoing matters are described in more detail in the attached proxy statement.

    Please complete and sign the enclosed proxy card and return it promptly in the accompanying postage-paid envelope or vote your shares telephonically or electronically, as is contemplated by the voting materials. This will ensure that your vote is counted whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

    If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided or indicate your intention to attend as instructed by the telephonic and electronic voting instructions. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

                                          By order of the Board of Directors,

                                          [SIGNATURE]

                                          Thomas M. Roehlk
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

March 25, 2000

                              GENERAL INFORMATION

    This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tupperware Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 11, 2000, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 25, 2000.

VOTING AT THE MEETING

    The Board of Directors (the "Board") has fixed the close of business on March 10, 2000, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 57,666,434 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

    Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed an officer of Norwest Bank Minnesota, N.A., transfer agent for the Company, as the independent inspector to act at the meeting.

    The Company's By-laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors, and the affirmative vote of a majority of the votes cast at the meeting for the approval of the independent auditors. Federal Securities Law regulations require the affirmative vote of a majority of the shares of the Company's common stock present, or represented, and entitled to vote at the meeting, for the approval of the Tupperware Corporation 2000 Incentive Plan and the approval of the Material Terms of Performance-Based Incentives. Broker non-votes are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. Abstentions are not treated as votes cast for purposes of the election of directors and the approval of independent auditors, but they are treated as present and, therefore, as votes against the Tupperware Corporation 2000 Incentive Plan and the Material Terms of Performance-Based Incentives.

1.  ELECTION OF DIRECTORS

BOARD OF DIRECTORS

    The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. All of the nominees are currently directors of the Company. The Board has nominated three directors for election at this meeting for the term expiring in 2003. They are Joe R. Lee, Bob Marbut, and David R. Parker.

    Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

    The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

NOMINEES FOR ELECTION AS DIRECTORS FOR THE TERM EXPIRING IN 2003:

  JOE R. LEE, Chairman and Chief Executive Officer of Darden
    Restaurants, Inc., which owns and operates casual dining restaurants, since May 1995. Mr. Lee served as President and Chief Executive Officer of General Mills Restaurants from December 1994 until being named to his present position. He previously served as Vice Chairman of General Mills, Inc. and Chief Financial Officer.
    Mr. Lee serves as a director of Darden
    Restaurants, Inc. Term expires 2000. Age 59. First elected: 1996.

  BOB MARBUT, Chairman and Co-Chief Executive Officer of
    Hearst-Argyle Television, Inc., a NYSE-listed television station group, since August 1997. Previously, he was Chairman and Chief Executive Officer of Argyle
    Television since 1994 and prior thereto, he was Chairman and Chief Executive Officer of Argyle
    Communications, Inc. since 1992. Mr. Marbut serves as a director of Argyle Communications, Inc., Hearst-Argyle
    Television, Inc., Ultramar Diamond Shamrock, Inc.,
    Geocast, Inc. and Internet Business Systems. Term expires 2000. Age 64. First elected: 1996.

  DAVID R. PARKER, Managing Principal of Interprise
    Technology Partners, L.P., a technology and Internet-focused venture capital firm, since
    January 1999. Previously, he was employed by AmeriServe, Inc., a food-service distribution company, from May 1998 until August 1998, after the acquisition of ProSource, Inc. by AmeriServe, Inc. Prior thereto, he was Chairman of ProSource, Inc., a food service distribution company, since July 1992. Mr. Parker serves as a director of Applied Graphics Technologies, Inc. and World Commerce Online, Inc. Term expires 2000. Age 56.
    First elected: 1997.

DIRECTORS CONTINUING IN OFFICE:

  RITA BORNSTEIN, PH.D., President of Rollins College, an independent comprehensive liberal arts college with campuses in Winter Park and Melbourne, Florida, since
    1990. Dr. Bornstein served as Vice President of the
    University of Miami before being elected to her current position. She also chairs the Associated Colleges of the South. Term expires 2001. Age 64. First elected: 1997.

  E. V. GOINGS, Chairman and Chief Executive Officer of the
    Company since October 1997, after serving as President and Chief Operating Officer since 1996. Prior thereto, he served as Executive Vice President of Premark
    International, Inc. and President of Tupperware
    Worldwide since November 1992. Mr. Goings serves as a director of SunTrust Bank, Florida. Term expires 2001.
    Age 54. First elected: 1996.

  CLIFFORD J. GRUM, retired Chairman of the Board and Chief
    Executive Officer of Temple-Inland Inc., a holding company with operations in corrugated packaging, bleached paperboard, building products and financial services. Mr. Grum serves as a director of Cooper
    Industries, Inc. and Trinity Industries, Inc. Term expires 2002. Age 65. First elected: 1996.

  BETSY D. HOLDEN, Executive Vice President of Kraft
    Foods, Inc., a unit of Philip Morris Companies Inc., with responsibility for operations, research and development, marketing services, procurement and e-business, since December 1998. Prior thereto, she served as Executive Vice President of Kraft Foods, Inc.
    and President of the Kraft Cheese Division since 1995, after serving as President of Kraft's Pizza Division.
    Term expires 2002. Age 44. First elected: 1998.

  ANGEL R. MARTINEZ, Executive Vice President and Chief
    Marketing Officer of Reebok International Ltd. since
    October 1998, with responsibility for development and coordination of marketing, communication and design strategies, after serving as President and Chief
    Executive Officer of The Rockport Company, a subsidiary of Reebok, since 1994. Prior thereto he served in a variety of executive positions at Reebok. Term expires
    2002. Age 44. First elected: 1998.

  ROBERT M. PRICE, President of PSV, Inc., a firm which assists public and private organizations in the utilization and commercialization of new technologies.
    Mr. Price serves as a director of Data Link, Inc., Fourth Shift Corporation, International Multifoods
    Corporation, Public Service Company of New Mexico and
    Affinity Technology Group, Inc. Term expires 2001. Age
    69. First elected: 1996.

  JOYCE M. ROCHE, an independent marketing consultant since
    September 1998. Formerly, she served as President and Chief Operating Officer of Carson, Inc., a personal care products company, from 1996 until September 1998, after serving in various executive positions with Avon
    Products, Inc., a direct-selling consumer products company. She serves as a director of SBC
    Communications, Inc. and Anheuser-Busch Companies. Term expires 2001. Age 52. First elected: 1998.

BOARD COMMITTEES

    The Audit and Corporate Responsibility Committee, which held four meetings in 1999, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the selection of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. In addition, it reviews the adequacy of internal control systems and accounting policies. The Committee also monitors the Company's relationships with and support of various outside interests, including the communities within which it operates. The Committee also reviews the Company's adherence to both the spirit and letter of relevant laws. In addition, it reviews employee benefit plan investment performance and policies. The Committee charter provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries. Members of this Committee are Mr. Parker (Chairperson), Ms. Roche and
Messrs. Lee and Price.

    The Compensation and Directors Committee, which held four meetings in 1999, identifies, reviews qualifications of and recommends to the Board, candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and a complete business, professional and educational background of the proposed candidate. The Compensation and Directors Committee also evaluates the performance of and makes compensation recommendations for senior management, including the Chief Executive Officer. It also directs the administration of and makes various determinations under the management incentive plans and appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Marbut (Chairperson), Dr. Bornstein,
Ms. Holden and Messrs. Grum and Martinez.

    The Executive Committee, which did not meet in 1999, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Messrs. Goings (Chairperson), Lee, Marbut and Parker.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

    There were five Board meetings and eight committee meetings held in 1999. No director attended fewer than 75 percent of the aggregate of Board meetings and committee meetings on which the director served as a committee member.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 10, 2000, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1 percent of the Company's common stock, except Mr. Goings, who owns 1.3 percent. Directors and officers as a group own 3.2 percent.

                                           SHARED
                                        OWNERSHIP OR     SHARES THAT MAY BE                 RETIREMENT    TOTAL SHARES
                             SOLE      HELD BY OR FOR    ACQUIRED WITHIN 60    RESTRICTED     SAVINGS     BENEFICIALLY
NAME                      OWNERSHIP    FAMILY MEMBERS    DAYS OF MARCH 10(1)    STOCK(2)    PLAN-401(K)      OWNED
------------------------  ----------   ---------------   -------------------   ----------   -----------   ------------

Rita Bornstein..........     2,400              --               6,000               --            --          8,400

E. V. Goings............    61,951         400,000(3)          282,584            1,500           474        746,509

Clifford J. Grum........     4,124           8,000              23,226               --            --         35,350

Betsy D. Holden.........        --           1,200               1,750               --            --          2,950

Alan D. Kennedy.........       493           4,000              12,500           25,000           234         42,227

Joe R. Lee..............     6,500              --               7,000               --            --         13,500

Bob Marbut..............    21,470              --              12,409               --            --         33,879

Angel R. Martinez.......     1,000              --               1,000               --            --          2,000

David R. Parker.........     9,142              --               6,000               --            --         15,142

Robert M. Price.........     6,000              --              15,113               --            --         21,113

Joyce M. Roche..........     2,226              --                  --               --            --          2,226

William E. Spears.......       595           3,000              10,000               --         1,795         15,390

Paul B. Van Sickle......    33,203              --              92,786               --        44,703        170,692

Robert W. Williams......     4,754              --              45,756               --           495         51,005
                           -------         -------             -------           ------       -------      ---------

        Subtotal........   153,858         416,200             516,124           26,500        47,701      1,160,383
                           =======         =======             =======           ======       =======      =========

All directors and
  executive officers as
  a group (29)
  (including the named
  individuals above)....   227,087         503,620             965,854           29,000       133,042      1,858,603
                           =======         =======             =======           ======       =======      =========

------------------------------

(1) Includes stock options granted under the Company's 1996 Incentive Plan and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan.

(2) Sole voting and no investment power.

(3) Shares were purchased with the proceeds of a loan to Mr. Goings from the Company as described below under the caption "Indebtedness of Management."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5 percent of the Company's common stock, which is the Company's only class of outstanding voting securities.

                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------          --------------------   ----------------
Vorwerk & Co ...............................        5,543,800(1)            9.6
Muhlenweg 17-37
Wuppertal 42275
Germany

FMR Corporation ............................        5,359,706(2)            9.3
82 Devonshire Street
Boston, MA 02109-3614

T. Rowe Price Associates, Inc ..............        4,419,061(3)            7.6
100 E. Pratt Street
Baltimore, MD 21202

Trimark Investment Management Inc ..........        4,107,800(4)            7.1
5140 Yonge Street
Trimark Tower, Suite 900
Toronto, Ontario, Canada M2N 6X7

Barclays Bank PLC ..........................        3,244,063(5)            5.6
54 Lombard Street
London EC3P 3AH
England

------------------------

(1) As of February 14, 2000, Vorwerk & Co., together with its related companies, Vorwerk International Niggemann & Co. and Vowerk & Co. Interholding GmbH, held 5,543,800 shares of Tupperware Corporation common stock, with sole voting power to vote and dispositive power, directly or indirectly, with respect to all of such shares.

(2) As of February 14, 2000, FMR Corporation indirectly held 5,359,706 shares of Tupperware Corporation common stock, with sole voting power with respect to 266,406 of such shares and sole dispositive power with respect to 5,359,706 of such shares. Fidelity Management & Research Company, an investment adviser, and Fidelity Management Trust Company, a bank, both wholly-owned subsidiaries of FMR Corporation, beneficially own 5,093,300 shares and 266,406 shares, respectively.

(3) As of February 8, 2000, T. Rowe Price Associates, Inc. held 4,419,061 shares of Tupperware Corporation common stock, with sole voting power with respect to 624,383 of such shares and sole dispositive power for 4,419,061 of such shares. The shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price") serves as an investment adviser with power to direct investments and/or sole power to vote the shares. Price expressly disclaims that it is, in fact, the beneficial owner of the shares.

(4) Trimark Investment Management Inc. is the trustee, manager, investment counsel, and portfolio manager of a family of Canadian mutual funds. As of February 14, 2000, the following mutual funds held in the aggregate 4,107,800 shares of Tupperware Corporation common stock: Trimark Select Balanced Fund, Trimark Canadian Fund and Trimark Income-Growth Fund. Beneficial ownership of the shares is with the unitholders of such Trimark mutual funds; however, Trimark Investment Management Inc. exercises sole voting and sole investment power with respect to the shares.

(5) As of February 17, 2000, Barclays Bank PLC, together with its subsidiary bank companies, Barclays Funds Limited, Barclays Global Investors, Ltd., Barclays Global Investors, N.A. and Barclays Global Fund Advisors, held 3,244,063 shares of Tupperware Corporation common stock, with sole voting power with respect to 3,053,176 of such shares and sole investment power with respect to 3,244,063 of such shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    For the period January 1, 1999, to December 31, 1999, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, except that Dr. Rita Bornstein, a director of the Company, inadvertently was late in filing a Form 4 regarding an acquisition of 200 shares on October 9, 1997 which was subsequently reported on a Form 4 on August 19, 1999.

                           INDEBTEDNESS OF MANAGEMENT

    E. V. Goings, the Company's Chairman and Chief Executive Officer, was indebted to the Company at the end of 1999 in the amount of $7.65 million. The Company loaned this amount to Mr. Goings in 1998 to enable him to purchase 400,000 shares of the common stock of the Company. The shares were purchased in 1998 and are pledged to secure the repayment of the loan, which is non-interest bearing and non-recourse to Mr. Goings. The loan may not be prepaid prior to the fourth anniversary of the date of the loan, after which Mr. Goings may repay the loan in whole or in part and receive a pro rata release, based on the amount of the loan outstanding compared with the original amount of the loan, of the shares which secure the loan. Ten percent (10%) of any annual bonus awards payable to Mr. Goings, however, are used to reduce the balance of the loan. The loan matures on November 12, 2006. The purpose of the transaction was to enable Mr. Goings to substantially increase his ownership in the common stock of the Company and to serve as an incentive for performance which will increase shareholder value.

               REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Compensation and Directors Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and management incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans. The Committee is composed entirely of outside directors.

EXECUTIVE COMPENSATION PHILOSOPHY

    The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company performance.

    The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual cash incentive compensation, and equity compensation consisting primarily of stock options and secondarily of restricted stock.

    The Committee assesses compensation competitiveness by referring at least annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of total compensation for the Company's most senior executives, derived from a group of consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are many of the same companies that comprise the comparator group indices in the Performance Graph included in this proxy statement.

    Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers has the following characteristics that serve to align executive interest with long-term shareholder value creation:

    - Emphasizes "at risk" pay such as annual cash incentives and stock options.

    - Emphasizes long-term compensation such as stock options.

    - Rewards financial results rather than individual performance against individual objectives.

    Section 162(m) of the Internal Revenue Code establishes certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with Section 162(m). The actions of the Committee regarding the compensation paid, or to be paid, to executive management, have also complied with Section 162(m). However, the Committee reserves the right to forego deductibility if, in its discretion, it believes a particular compensation program or payment or Committee action is consistent with the overall best interests of the Company and its shareholders.

ANNUAL SALARIES

    Salary ranges governing executives, including the Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (the "Named Officers"), are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly hired executives are determined at time of hire taking into account the above factors other than tenure. Under general compensation policy, the CEO receives salary increase consideration at approximately 15-18 month intervals. The remaining Named Officers receive salary increase consideration at 12-15 month intervals.

    Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the case of the CEO. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

ANNUAL INCENTIVES

    The Company's annual cash incentive program for executives is based on financial performance and is designed to promote the annual objectives of the organization.

    Participants include the CEO, the other Named Officers, and other management employees whose contributions influence annual financial results. The CEO's and the other Named Officers' target incentive opportunities are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results, and the competitive data referred to previously. The CEO's and the other Named Officers' targets range from 50-75 percent of annual salary, and awards based on financial performance range from 0-300 percent of target.

    Financial objectives are subject to review and approval by the Committee at the beginning of each year. For 1999, the financial measure for executive level incentives was net income after-tax.

    The Committee verifies the actual performance achieved as a precondition to approving awards, and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results, and to determine the proper treatment of changes in accounting standards, non-recurring events, or capital gains and losses. Awards are calculated so as to exclude the effects of changes in accounting standards and costs of non-recurring events, such as write-offs, re-engineering, restructuring, capital gains and losses, and acquisitions and dispositions of businesses. The Committee's discretion generally is limited to reducing or withholding awards.

LONG-TERM INCENTIVES

    The Company has discontinued its long-term cash incentive program in its effort to refocus long-term rewards in the form of equity versus cash. The remaining 1998-2000 program cycle will continue until completion of the performance period. Participants in this program cycle include the CEO and the other Named Officers as well as key employees who are in a position to make substantial contributions to the accomplishment of the long-term financial objectives of the Company. Each participant's target incentive opportunity was established as a percentage of salary and was based on job level, impact on results, and the competitive data referred to previously. For the 1998-2000 three-year program, the CEO's and the other Named Officers' targets were established at 50 percent of the annual incentive target with targets ranging from 25-32.5 percent of annual salary and awards based on financial performance range from 0-300 percent of target.

    For the one remaining program cycle, Stern Stewart's "Economic Value Added" is the financial measure for participants. It is defined as net operating profit after taxes less a capital charge and is regarded as an effective simultaneous measurement of both earnings improvement and capital usage.

    The Committee verifies the actual performance achieved as a precondition to approving awards and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results and to determine the proper treatment of changes in accounting standards, non-recurring events, or capital gains and losses. Awards are calculated so as to exclude the effects of changes in accounting standards and costs of non-recurring events, such as write-offs, re-engineering, restructuring, capital gains and losses, and acquisitions and dispositions of businesses. The Committee's discretion generally is limited to reducing or withholding awards.

STOCK OPTIONS

    The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of other shareholders. Additionally, because options are generally subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by officers and options provide another means by which officers can meet the guidelines.

    Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on product, staffing, technology, pricing, investment or policy matters. The aggregate number of options granted, as well as each individual grant to the CEO and the other Named Officers, generally contain option exercise prices at the fair market value on the date of grant. The size of the annual 1999 grants for the executive officers as a group approximates the median of the competitive norms, and annual grants have been increased to increase the equity incentives after the elimination of the long-term cash incentive program.

RESTRICTED STOCK

    The Company makes grants of restricted stock, but does so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, or as compensation for the forfeited value of incentive or stock awards at a previous employer.

CORPORATE PERFORMANCE & CEO PAY

    Performance in 1999 resulted in net income of $91.3 million excluding the $12.3 million after-tax impact of the costs related to the Company's process re-engineering program announced in July 1999. This represented a 32 percent increase from 1998 net income of $69.1 million.

    Based on the salary freeze in 1998 and 1999 for senior officers, Mr. Goings' salary remained unchanged in 1999. An annual incentive award was approved by the Committee based on 1999 Company performance for Mr. Goings in the amount of $751,400. Ten percent (10%) of this award was withheld in repayment on the principal of the outstanding loan granted to Mr. Goings in 1998. Due to company performance over the period, there was no incentive award under the 1997-1999 long-term program.

    The Committee granted a stock option to Mr. Goings to purchase 150,000 shares of the Company's common stock conditional upon shareholder approval of the 2000 Incentive Plan.

    Based on a comparison of Mr. Goings' total compensation package (salary, incentives at target, stock options, benefits and perquisites) with the total compensation packages of the CEOs in benchmark companies referred to previously, Mr. Goings' total compensation opportunity at target is 19 percent below the market median.

                                          COMPENSATION AND DIRECTORS COMMITTEE
                                          Bob Marbut--Chairperson
                                          Rita Bornstein
                                          Clifford J. Grum
                                          Betsy D. Holden
                                          Angel R. Martinez

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index, the Standard & Poor's Consumer Goods Composite Index, and to the Standard & Poor's Consumer Staples Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at May 20, 1996 and that all dividends were reinvested. The Company is included in all indices.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL SHAREHOLDER RETURN
May 20, 1996 through December 25, 1999
Time Period                                                                     Return
                                        Tupperware  S & P 500  S & P 500 Cons Staples*  S & P 500 Cons Gds**
5/20/96                                    $100.00    $100.00                                        $100.00
7/1/96                                      $98.83     $99.85                  $100.00               $101.82
12/28/96                                   $126.58    $111.51                  $106.89               $109.41
12/27/97                                    $66.49    $143.45                  $138.34               $144.51
12/26/98                                    $40.49    $190.70                  $176.16
12/25/99                                    $44.61    $229.71                  $163.17

                                                                           S&P 500
                                                              S&P 500     CONSUMER
        MEASUREMENT PERIOD           TUPPERWARE               CONSUMER      GOODS
       (FISCAL YEAR COVERED)         CORPORATION   S&P 500    STAPLES*   COMPOSITE**
       ---------------------         -----------   --------   --------   -----------
 5/20/96...........................    $100.00     $100.00    $    --      $100.00
  7/1/96...........................      98.83       99.85     100.00       101.82
12/28/96...........................     126.58      111.51     106.89       109.41
12/27/97...........................      66.49      143.45     138.34       144.51
12/26/98...........................      40.49      190.70     176.16       --
12/25/99...........................      44.61      229.71     163.17       --

* The S&P Consumer Staples Index was compiled by Standard & Poor on 7/1/96. No data for previous periods is available. The graph assumes that the value of the investment in the S&P Consumer Staples Index was $100 on 7/1/96.

** The Company ceased using the S&P 500 Consumer Goods Composite Index due to its discontinuation by Standard & Poor Corporation in 1997.

                           SUMMARY COMPENSATION TABLE

    The following table sets forth the annual and long-term compensation attributable to all service in fiscal years 1999, 1998 and 1997 paid to or deferred by the person who was chief executive officer during the fiscal year 1999 and by those persons who were, at the end of the 1999 fiscal year, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                                                ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                                        ------------------------------------   ----------------------------------
                                                                                       AWARDS            PAYOUTS
                                                                               -----------------------   --------
                                                                               RESTRICTED   SECURITIES
                                                               OTHER ANNUAL      STOCK      UNDERLYING     LTIP       ALL OTHER
                                         SALARY      BONUS     COMPENSATION     AWARD(S)     OPTIONS/    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR      ($)(1)       ($)           ($)          ($)(2)      SARS(#)       ($)         ($)(3)
---------------------------  --------   --------    --------   -------------   ----------   ----------   --------   -------------
E.V. Goings................    1999     589,115     751,400        430,695(4)        --      150,000          --        51,843
Chairman of the Board and      1998     556,139          --         74,523(5)    36,750      200,000          --        48,001
Chief Executive Officer        1997     491,731                         --      405,466      206,000     536,250       125,656

Alan D. Kennedy............    1999     331,250     309,989             --           --       55,000          --        19,397
President                      1998     222,500(6)       --             --      680,500      150,000          --         3,750
                               1997          --          --             --           --           --          --            --

William E. Spears..........    1999     229,327     195,113             --           --       26,000          --        35,801
Senior Vice President          1998     220,769     188,331             --           --       60,000          --        17,817
Tupperware Worldwide           1997     177,788(7)       --             --           --       50,000          --        56,449(8)

Paul B. Van Sickle.........    1999     307,500     315,000             --           --       50,000          --        26,042
Executive Vice President       1998     300,000          --             --           --       75,000          --        24,948
  and
Chief Financial Officer        1997     269,692          --             --           --       50,000     225,000        54,036

Robert W. Williams.........    1999     229,327     326,250             --           --       35,000          --       332,622(9)
President, Tupperware          1998     217,692     148,261             --           --       60,000          --       475,917(10)
Asia Pacific                   1997     210,192          --             --           --       40,000     156,413       392,674

------------------------------

(1) Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code") and amounts deferred under the Supplemental Plan (see footnote 3), as well as Code Section 125 contributions to the Flexible Benefits Plan.

(2) Represents the market value on the date of grant of restricted stock awarded under the Company's 1996 Incentive Plan. The number, vesting schedule and value of restricted stock held at the end of the 1999 fiscal year are as follows:

                                                                                    VESTING SCHEDULE
                                                           NUMBER OF               -------------------
NAME                                      DATE OF GRANT   SHARES HELD   VALUE($)    SHARES      DATE
----                                      -------------   -----------   --------   --------   --------
E.V. Goings.............................    10/01/98         1,500       24,795      1,500    10/01/00
Alan D. Kennedy.........................    04/15/98        25,000      413,250     25,000    04/15/01
William E. Spears.......................      --             --           --         --          --
Paul B. Van Sickle......................      --             --           --         --          --
Robert W. Williams......................      --             --           --         --          --

    In the event of a Change of Control of the Company, all restricted stock shares become free of all restrictions and become non-forfeitable. Holders of restricted stock receive the same dividends as other common stockholders.

(3) For 1999, this column includes annual contributions by the Company for the Named Officers to the Retirement Savings Plan and amounts credited by the Company with respect to the Named Officers to the Company's Supplemental Plan (which provides benefits to the Named Officers to which they would have been entitled under the Retirement Savings Plan, but for the benefit limits imposed by the Code) as follows: Mr. Goings, $11,172 and $40,671;
    Mr. Kennedy, $12,422 and $6,975; Mr. Spears, $11,172 and $24,629; Mr. Van
    Sickle, $11,172 and $14,870; and Mr. Williams, $11,172 and $21,023,
    respectively.

(4) This amount represents imputed income for deemed interest which Mr. Goings is not obligated to pay under a loan transaction described under the caption "Indebtedness to Management" due to the non-interest bearing nature of the loan.

(5) Represents the amount, grossed-up for taxes, of the purchase cost exceeding $7.65 million and the brokerage fees for the shares purchased by Mr. Goings for purposes of the loan transaction described above under the caption "Indebtedness of Management." The amount also includes imputed income for deemed interest which Mr. Goings is not obligated to pay, due to the non-interest bearing nature of the loan.

(6) Mr. Kennedy joined the Company on April 15, 1998.

(7) Mr. Spears joined the Company on February 24, 1997.

(8) Includes a $50,000 sign-on bonus.

(9) Includes $235,070 for housing allowance and goods and services allowances through May 31, 1999, and $65,357 for tax equalization payment, all in connection with Mr. Williams' employment outside the United States.

(10) Includes $354,125 for housing allowance and goods and services allowance, and $104,251 for tax equalization payment, all in connection with Mr. Williams' employment outside the United States.

                                 STOCK OPTIONS

    The following tables show option grants, exercises and fiscal year-end values of stock options for the Named Officers. The Plan permits the grant of stock appreciation rights in connection with all or any part of an option, but none has been granted.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                     -------------------------------------------------------
                                       NUMBER OF      % OF TOTAL
                                      SECURITIES       OPTIONS
                                      UNDERLYING      GRANTED TO    EXERCISE OR                 GRANT DATE
                                        OPTIONS      EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                 GRANTED(#)(1)   FISCAL YEAR      ($/SH)         DATE         ($)(2)
----                                 -------------   ------------   -----------   ----------   -------------
E.V. Goings........................     150,000          9.55          18.75       11/11/09       906,195
Alan D. Kennedy....................      55,000          3.50          18.75       11/11/09       332,272
William E. Spears..................      26,000          1.66          18.75       11/11/09       157,074
Paul B. Van Sickle.................      50,000          3.18          18.75       11/11/09       302,065
Robert W. Williams.................      35,000          2.23          18.75       11/11/09       211,446

------------------------

(1) These options will become exercisable commencing on November 11, 2002. The exercise price on these stock options is the average of the high and low price of the Company's common stock on the date of grant rounded up to the nearest nickel. The term of each option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash, if the fair market value is greater.

(2) The Black-Scholes option-pricing model was used assuming a dividend yield of
    3.5 percent, a risk-free interest rate of 5.9 percent, an expected stock price volatility based on historical experience of 40 percent, and an expected option life based on historical experience of five years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              ACQUIRED ON    VALUE        OPTIONS AT FY-END (#)           AT FY-END ($)(2)
                               EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                            (#)(1)       ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------   -----------   -------------   -----------   -------------
E. V. Goings................         0            0      282,584        556,000        496,980           0
Alan D. Kennedy.............         0            0            0        205,000              0           0
William E. Spears...........         0            0            0        136,000              0           0
Paul B. Van Sickle..........     9,467       69,606       92,786        175,000        263,324           0
Robert W. Williams..........         0            0       45,756        135,000              0           0

------------------------

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2) Represents the excess, if any, of the fair market value of the common stock underlying the option and the exercise price at exercise, if applicable, or fiscal year-end.

RETIREMENT PLANS

    Messrs. Goings, Kennedy, Spears, Van Sickle and Williams (the "Named Officers") participate in the Tupperware Corporation Base Retirement Plan (the "Base Plan") at 1 percent of career average pay. Compensation covered by the Base Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years service for each of the Named Officers are: Mr. Goings, 7.08; Mr. Kennedy, 1.66; Mr. Spears, 2.83; Mr. Van Sickle, 26.08; and Mr. Williams, 6.42. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for social security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the Named Officers are: Mr. Goings, $116,212; Mr. Kennedy, $5,600; Mr. Spears, $53,217; Mr. Van Sickle, $63,619; and Mr. Williams, $50,281. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Tupperware Supplemental Plan, which provides benefits from general assets of the Company that would otherwise be payable from plans but for the benefit limits imposed by the Code.

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive (i) an annual retainer fee of $26,000, (ii) an additional retainer fee for serving on Board committees (other than the Executive Committee) of $4,000 per year, in the case of the committee chairperson, and $2,000 per year, in the case of the other members, and (iii) a fee of $1,500 for each meeting of the Board and for each meeting of any Board committee attended.

    Such directors may elect to defer payment of all or part of the retainer and attendance fees, in which event interest is credited at the prime rate. Under the Company's Director Stock Plan, non-employee directors may elect to receive their annual retainers in cash or in shares of Tupperware Common Stock, or they may elect to forego the retainer in exchange for a reduced price on stock options. The Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Common Stock is made to each new non-employee director after three months of service on the Tupperware Board.

    Non-employee directors may also participate in the Company's Matching Gifts Program. Under the Program, the Company will match dollar for dollar up to a certain amount of a director's charitable gift to eligible organizations and institutions.

CHANGE OF CONTROL ARRANGEMENTS AND EMPLOYMENT CONTRACTS

    The Company has entered into a change of control employment agreement (collectively, the "Change of Control Agreements") with each of its executive officers including the CEO and the Named Officers. The purpose of these agreements is to assure stockholders that the business of the Company will continue with a minimum amount of disruption in the event of a change of control of the Company. Under the terms of the Change of Control Agreements, a change of control is defined as the acquisition of 20 percent or more of the Company's Common Stock or voting securities of the Company by a person or group, certain changes in the majority of the Company's Board, certain mergers involving the Company, or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a change of control, the Company terminates any such officer's employment (other than for cause or disability) or any such officer terminates his employment for good reason, or, during the 30-day period beginning one year after a change of control, any such officer terminates his employment for any reason, such officer will be entitled to, among other things, his or her base salary and pro rata bonus through the date of termination; the amount of any compensation previously deferred and any accrued vacation pay, in each case, to the extent not yet paid; three times the sum of his or her base salary and the greater of the highest incentive award for the most recently completed fiscal year, and the average of the higher of the actual incentive award and the target incentive award (on a year-by-year basis) for the last three years; and continued participation in the Company's welfare plans for the remainder of such three-year period (other than medical benefits which will, under certain circumstances, be continued for the lifetime of such officer). Additionally, if any payment or distribution by the Company or any subsidiary or affiliate to an officer who is party to a Change of Control Agreement would be subject to any excise tax as an "excess parachute payment," then such officer will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by such officer attributable to such additional gross-up payment, such officer is in the same after-tax position as if no excise tax had been imposed on such officer.

    Approval of the proposal to elect the nominees to the Board of Directors requires a plurality of the votes cast.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

2.  PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    Upon the recommendation of its Audit and Corporate Responsibility Committee, the Board has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 30, 2000, which appointment will be proposed for ratification at the annual meeting. PricewaterhouseCoopers LLP served as independent auditors of the Company for the fiscal year 1999.

    Services performed by PricewaterhouseCoopers LLP as independent auditors for the 1999 fiscal year included, among others: the annual audit of the consolidated financial statements; audits or limited reviews of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans; and consultations in connection with various financial reporting, accounting, tax and other matters.

    A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement, if he desires, and to respond to questions of shareholders.

    Approval of the proposal requires the affirmative vote of a majority of the shares voted. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

3.  PROPOSAL TO APPROVE THE TUPPERWARE CORPORATION 2000 INCENTIVE PLAN

    The shareholders are asked to approve the Tupperware Corporation 2000 Incentive Plan (the "Plan").

    The Tupperware Board approved the Plan at its November 12, 1999 meeting, subject to shareholder approval.

    The purpose of the Plan is to promote the success and enhance the value of Tupperware by linking the personal interests of participants to those of the Company's stockholders and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special efforts the successful conduct of its operations largely is dependent.

    The following description of the components of the Plan is subject to the Plan provisions as set forth in the Appendix to this Proxy Statement and capitalized terms used below are defined in the Plan.

AVAILABLE SHARES OF COMMON STOCK

    The number of shares of Common Stock of Tupperware available for stock-based awards under the Plan will be 4,000,000. Only 200,000 of such shares may be made available for the issuance of Restricted Stock Awards under the Plan. Only 400,000 of such shares may be made available for the issuance of Performance Awards under the Plan.

    No single participant may be granted an Award in any one year covering in excess of 600,000 shares. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

    The following rules will apply for purposes of the determination of the number of shares available for grant under the Plan:

    (a) Once an Award is granted (unless later cancelled or forfeited under the Plan), it shall be counted against the authorized pool of shares, regardless of its vested status.

    (b) The grant of an Option, Restricted Stock Award or Performance Share Award involving shares, shall reduce the shares available for grant under the Plan by the number of Shares subject to such Award.

    (c) The grant of a Tandem SAR shall not reduce the number of shares available for grant by the number of shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem
       SARs).

    (d) The grant of a Freestanding SAR shall reduce the number of shares available for grant by the number of Freestanding SARs granted.

ADMINISTRATION OF THE PLAN

    The Plan will be administered by the Compensation and Directors Committee of the Tupperware Board of Directors (the "Committee") which shall be composed of non-employee, independent members of the Tupperware Board who shall qualify as "disinterested directors" pursuant to Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate its duties to the Chief Executive Officer and other members of management, except that awards and matters relating to the officers of Tupperware shall be made or administered only by the Committee.

TYPES OF AWARDS AVAILABLE UNDER THE PLAN

    The following types of awards may be made under the Plan: performance awards, stock options, stock appreciation rights, and restricted stock awards.

PERFORMANCE AWARDS

    Performance awards may be used to create annual or long-term incentives, which will be major components of Tupperware's management incentive program. The Committee will have the discretion to establish the nature of the performance measures, the individual targets applicable to such measures, and the maximum awards to participants, as well as the right to make adjustments that may be necessary. Performance measures may include any deemed appropriate by the Committee, including without limitation, Stern Stewart's "Economic Value Added" concept, or a variant thereof, cost control, return on operating assets, return on equity, shareholder return, sales force growth, revenues, operating income, net income, working capital turns, segment profit, cash flow, share price, market share, sales or earnings per share. Goals may be established which focus on specific performance by individuals or units within Tupperware, as well as Tupperware as a whole. The Committee will establish target levels for each performance measure, with different levels of awards to be paid for each level. Different measures may be used for different management groups. See the discussion under "Proposal to Approve the Material Terms of Performance-Based Incentives of Tupperware Corporation."

    These awards may be payable either in cash, shares, or a combination of cash and shares. Awards may also be established in which the Committee requires the payment of a purchase price.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    Stock Options may be issued under the Plan in the form of "non-qualified" or "incentive" stock options. Stock appreciation rights may be issued either in tandem with Stock Options or on a freestanding basis. The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the price of a share of common stock of Tupperware on the date of the grant, and neither stock options nor stock appreciation rights may be repriced after grant without shareholder approval. A stock option or stock appreciation right is exercisable before the tenth anniversary of its date of grant. Payment of the exercise price of a stock option may be in cash, in shares having a fair market value equal to the aggregate exercise price, or a combination of cash and shares.

    There are no federal income tax consequences to either Tupperware or the participant as a result of the grant of either a "non-qualified" or "incentive" stock option, or upon the exercise of an "incentive" stock option. Upon the exercise of a "non-qualified" stock option, however, federal income taxes are payable by the participant based upon the difference between the exercise price and the fair market value of the shares on the date of exercise, and a deduction is generally available to Tupperware for the same amount.

RESTRICTED STOCK AWARDS

    The Committee may make Restricted Stock Awards of Tupperware common stock which shall be subject generally to periods of restrictions of not less than three years in length; provided, however, up to one-third of the shares available for use as Restricted Stock Awards may be issued without a minimum restricted period. During periods of restriction, participants may vote the shares and, if permitted by the Committee, receive dividends declared upon the shares. Shares will be forfeited by participants if they cease to be employed by Tupperware prior to the lapse of restrictions, unless otherwise determined by the Committee.

GENERAL PROVISIONS RELATING TO THE PLAN

    No awards may be made under the Plan on or after the tenth anniversary of the effective date of the Plan. Any employee of Tupperware and its subsidiaries as selected by the Committee is eligible to participate in the Plan. In the event of a Change of Control as defined by the Plan, all outstanding awards immediately shall become vested and exercisable, with certain exceptions as provided in the Plan. Awards under the Plan may not be transferred except by will or the laws of descent and distribution, except that awards may be transferable to immediate family members if permitted by the Committee. The payment of awards under the Plan may be deferred under certain circumstances, at the discretion of the Committee. The Committee has the authority to establish the rights of participants in all events of termination of employment, including death, disability, retirement or resignation, except that termination for cause results in immediate forfeiture of any awards under the Plan.

    The Tupperware Board may terminate, modify or amend the Plan, except that no modifications may be made without shareholder approval which would (i) increase shares available, (ii) modify eligibility requirements, or (iii) materially increase benefits.

    This will also serve to ratify the grant to Mr. E. V. Goings of an option made under the Plan for 150,000 shares exercisable beginning on November 11, 2002. The grant was made under the Plan on November 11, 1999, subject to shareholder approval.

    Approval of the Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE TUPPERWARE CORPORATION 2000 INCENTIVE PLAN.

4. PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED INCENTIVES OF TUPPERWARE CORPORATION

    Under Section 162(m) of the Internal Revenue Code, as amended ("Code") under certain circumstances, public companies may not deduct for tax purposes compensation in excess of $1 million per year paid to its CEO and other officers whose compensation is reported in the proxy statement. Plans providing for stock options and other performance-based compensation which meet certain Code requirements, including shareholder approval and the institution of share grant limits in the case of stock option grants, will not be subject to the $1 million limit. This proposal should be read in conjunction with the proposal concerning the Tupperware Corporation 2000 Incentive Plan on page 17.

    The shareholders are asked to approve the material terms of the performance-based incentives established for Tupperware's senior officers, in order to satisfy the requirements of the Code with respect to the deductibility of this compensation. The material terms consist of the following: (i) the individuals eligible to receive compensation, (ii) the business criteria on which annual and long-term performance incentives are based, and (iii) the maximum amounts of compensation payable.

    The Compensation and Directors Committee of the Tupperware Board approved the terms of performance-based incentives for Tupperware's annual incentive program for the year 2000 at its meeting on November 11, 1999. Tupperware's performance-based incentive programs will be administered by the Compensation and Directors Committee of the Tupperware Board. The Committee membership is composed entirely of disinterested directors as defined by Code Section 162(m).

ELIGIBLE INDIVIDUALS

    The Senior officers who will be eligible for performance-based incentive awards at Tupperware shall include those individuals holding the following positions: Chief Executive Officer, President, and such other elected officers whose compensation may in any year be reportable in Tupperware's proxy statement.

BUSINESS CRITERIA

    The philosophy of the incentives is to focus management on the creation of shareholder value. In keeping with this philosophy, the Compensation and Directors Committee of the Tupperware Board will be empowered to prescribe annual and long-term performance-based incentives based on the following business criteria, and beginning in 2000, the incentive goals will be based on one or more of such criteria: Stern Stewart's "Economic Value Added" concept or a variant thereof, cost control, return on operating assets, return on equity, shareholder return, sales force growth, revenues, operating income, net income, working capital turns, segment profit, cash flow, market share, sales or earnings per share, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, stock price of the Company or such subsidiary, division or department of the Company for or within which the participant is primarily employed.

    The financial measurements used in performance goals shall exclude the effects of changes in accounting standards and costs of non-recurring unusual events, such as write-offs, re-engineering, restructuring, capital gains and losses, and acquisitions and dispositions of businesses. However, the Compensation and Directors Committee retains the discretion to reduce performance-based incentive awards as a result of such events and to interpret the Plan or any award in accordance with its terms.

MAXIMUMS

    The maximum award payable under any performance-based award in any year to any senior officer will be a maximum of 300% of salary. Awards paid will be based on a percentage of a participant's salary at the end of the performance period. Salaries will change from time to time. In no event will any cash incentive payouts to any senior officer exceed $3.0 million in any year, and in no event will a performance award in shares to any senior officer exceed 100,000 shares in any year.

    The following table sets forth the range of annual performance-based compensation under the current annual incentive program that could be earned for the periods shown if the target and maximum levels of performance for the business criteria stated above are satisfied. In order for any incentive payments to be made, Tupperware must achieve certain threshold levels of performance.

                               NEW PLAN BENEFITS
                           2000 ANNUAL INCENTIVES(1)

NAME, PRINCIPAL                                     % OF SALARY   TARGET $    % OF SALARY   MAXIMUM $
---------------                                     -----------   ---------   -----------   ----------
E.V. Goings.......................................        75        457,500         150        915,000

Alan D. Kennedy...................................        55        187,000         110        374,000

William E. Spears.................................        50        117,500         100        235,000

Paul B. Van Sickle................................        50        157,500         100        315,000

Robert W. Williams................................        50        120,000         100        240,000

Executive Officers as a Group
(16 persons including the Named Officers).........     30-75      2,405,634      60-150      4,811,268

Non-Executive Officer Employees as a Group
(174 persons for the Annual program excluding the
Executive Officers)...............................     10-40      4,849,177       20-80     $9,698,355

------------------------
(1) Based on planned 2000 salaries, but subject to the $3.0 million limit on annual payouts to any senior officer.
------------------------

    Approval of these material terms requires the affirmative vote of a majority of the shares present, or represented and entitled to vote at the meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE-BASED INCENTIVES OF TUPPERWARE CORPORATION.

5.  OTHER MATTERS

DISCRETIONARY AUTHORITY

    At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

NOTICE REQUIREMENTS

    The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company generally not less than by the date prior to the Company's 2001 annual meeting as indicated below. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

    In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2001 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 24, 2000. Any shareholder who desires to submit a proposal to be raised from the floor during the Company's 2001 annual meeting of shareholders without it being included in the Company's proxy soliciting material should send to the Secretary of the Company a signed notice of intent, including the text of the proposal, to be received no later than March 8, 2001 and no earlier than February 17, 2001.

EXPENSES AND METHODS OF SOLICITATION

    The Company will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

    Georgeson Shareholder Communications Inc. has been retained by the Company to aid in the solicitation of proxies and will be paid $8,500.00, plus expenses, for its services.

                                          By order of the Board of Directors

                                          [SIGNATURE]

                                          Thomas M. Roehlk
                                          Senior Vice President,
                                          General Counsel and Secretary

Dated: March 25, 2000

  Your Vote Is Important. Please Complete and Sign the Enclosed Proxy or Vote
                               Telephonically or
          Electronically in Accordance with the Enclosed Instructions.
 If You are Voting by Mail, Complete and Sign the Enclosed Proxy and Return It
                                Promptly in the
                        Accompanying Postpaid Envelope.

                                    APPENDIX
                             TUPPERWARE CORPORATION
                              2000 INCENTIVE PLAN

ARTICLE 1.  ESTABLISHMENT, PURPOSE, AND DURATION

    1.1 ESTABLISHMENT OF THE PLAN. Tupperware Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Tupperware Corporation 2000 Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards. The Plan shall become effective as of the Effective Date, and shall remain in effect as provided in Section 1.3 herein.

    1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special efforts the successful conduct of its operations largely is dependent.

    1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate, amend or modify the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 11, 2010.

ARTICLE 2.  DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

       (a) "Award" means, individually or collectively, a grant under this Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, or Performance Awards.

       (b) "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

       (c) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

       (d) "Beneficiary" means a person who may be designated by a Participant pursuant to Article 10 and to whom any benefit under the Plan is to be paid in case of the Participant's death or physical or mental incapacity, as determined by the Committee, before he or she receives any or all of such benefit.

       (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

       (f) "Cause" means (i) conviction of a Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling a Participant's employment duties or (iii) willful and deliberate failure on the part of a Participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

       (g)  "Change of Control" of the Company means:

            i. An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding Shares (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired from the Company, (2) any acquisition by the Company,
           (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

            ii. A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
           Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

           iii. The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding Shares, and the combined voting power of the then outstanding Shares entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

            iv. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

       (h) "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; PROVIDED, HOWEVER, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act and
       (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

       (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (j) "Commission" means the Securities and Exchange Commission or any successor agency.

       (k) "Committee" means the committee described in Article 3 or (unless otherwise stated) its designee pursuant to a delegation by the Committee as contemplated by Section 3.3.

       (l) "Company" means Tupperware Corporation, a Delaware corporation, or any successor thereto as provided in Article 16 herein.

       (m) "Covered Employee" has the meaning ascribed thereto in Section 162(m) of the Code and the regulations thereunder.

       (n) "Director" means any individual who is a member of the Board of Directors of the Company.

       (o) "Disinterested Person" means a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

       (p)  "Effective Date" means May 11, 2000.

       (q) "Employee" means any nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

       (r) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

       (s) "Fair Market Value" means, except as expressly provided otherwise, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

       (t) "Freestanding SAR" means an SAR that is granted independently of any Options pursuant to Section 7.1 herein.

       (u) "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of
       Section 422 of the Code.

       (v) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

       (w) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

       (x) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

       (y) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

       (z) "Participant" means an Employee of the Company who has been granted an Award under the Plan.

       (aa) "Performance Award" means an Award granted to an Employee, as described in Article 9 herein, including Performance Units and Performance Shares.

       (ab) "Performance Goals" means the performance goals established by the Committee prior to the grant of Performance Awards that are based on the attainment of one or any combination of the following: specified levels of net income or earnings per share from continuing operations, operating income, revenues, return on operating assets, return on equity, stockholder return (measured in terms of stock price appreciation) and/or total stockholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, working capital turns, cash flow, net income, economic value added, segment profit, sales force growth, or stock price of the Company or such subsidiary, division or department of the Company for or within which the Participant is primarily employed and that are intended to qualify under Section 162(m)
       (4) (c) of the Code. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

       (ac) "Performance Period" means a time period during which Performance Goals established in connection with Performance Awards must be met.

       (ad) "Performance Unit" means an Award granted to an Employee, as described in Article 9 herein.

       (ae) "Performance Share" means an Award granted to an Employee, as described in Article 9 herein.

       (af) "Restriction Period" or "Period" means the period or periods during which the transfer of Shares of Restricted Stock is limited based on the passage of time and the continuation of service with the Company and the Shares are subject to a substantial risk of forfeiture, as provided in
       Article 8 herein.

       (ag) "Person" shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

       (ah) "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

       (ai)  "Share" means a share of common stock of the Company.

       (aj) "Subsidiary" or "Subsidiaries" means any corporation or corporations in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

       (ak) "Stock Appreciation Right" or "SAR" means an Award, granted alone (Freestanding SAR) or in connection with a related Option (Tandem SAR), designated as an SAR, pursuant to the terms of Article 7 herein.

       (al) "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 7.1 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

ARTICLE 3.  ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Compensation and Directors Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Disinterested Persons each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

    3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its subsidiaries and Affiliates.

    Among other things, the Committee shall have the authority, subject to the terms of the Plan:

       (a) To select the officers and employees to whom Awards may from time to time be granted;

       (b) To determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock and Performance Awards or any combination thereof are to be granted hereunder;

       (c) To determine the number of Shares to be covered by each Award granted hereunder;

       (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6.4
       (a)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

       (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals, unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments; and

       (f) To determine to what extent and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred.

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

    3.3 ACTION OF THE COMMITTEE. The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to Section 6.4, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease either to be exempt from Section 16(b) of the Exchange Act or to qualify as "qualified performance-based compensation" as such term is defined in the regulations promulgated under
Section 162(m) of the Code, and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

    3.4 DECISIONS BINDING. Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be four million (4,000,000); provided, however, the total number of available Shares that may be used for Restricted Stock Awards under the Plan shall be limited to two hundred thousand (200,000) and the total amount of available Shares that may be used for Performance Awards under the Plan shall be limited to four hundred thousand (400,000) shares. No Participant may be granted (i) a Stock Option in any one year covering in excess of 600,000 Shares, or (ii) a Performance Share Award in any one year in excess of 100,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

    The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

       (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

       (b) The grant of an Option, or Restricted Stock or Performance Award involving Shares shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

       (c) The grant of a Tandem SAR shall not reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem
       SARs).

       (d) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

       (e) The Committee shall reduce the appropriate number of Shares from the authorized pool where a Performance Award is payable in Shares.

    4.2 LAPSED AWARDS. If any Award granted under this Plan is cancelled, forfeited, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, forfeiture, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Commission, pursuant to any rule or interpretation promulgated under Section 16 or any successor rule of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan to Insiders, but shall be available for regrants under the Plan to Participants who are not Insiders.

    4.3 ADJUSTMENTS IN AUTHORIZED SHARES AND PRICES. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and class of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options or SARs, in the number and kind of shares subject to other outstanding Awards granted under the Plan or subject to limitations such as Restricted Stock Awards or per-Participant maximum awards and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Tandem SAR.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

    5.1 ELIGIBILITY. Persons eligible to be granted Awards under this Plan include all Employees of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

    5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.  STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual Participants set forth in Article 4. Incentive Stock Options may be granted only to employees of the Company and any "subsidiary corporation" (as such term is defined in Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

    6.2 AWARD AGREEMENT. Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a Participant in any grant of a Stock Option, determines the number of Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or such later date as the Committee designates. The Company shall notify a Participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.

    6.3 INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

    6.4 TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

       (A) OPTION PRICE. The option price per Share purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. Options may not be repriced without shareholder approval.

       (B) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

       (C) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

       (D) METHOD OF EXERCISE. Subject to the provisions of this Article 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares subject to the Stock Option to be purchased.

       Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of delivery of unrestricted Shares already owned by the optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the shares on the date the Stock Option is exercised) and for a period of not less than 6 months prior to the Stock Option Exercise, or by certifying ownership of such Shares by the Participant to the satisfaction of the Company for later delivery to the Company as specified by the Committee; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned Shares of the same class as the Shares subject to the Stock Option may be authorized only at the time the Stock Option is granted.

       In the discretion of the Committee, payment for any Shares subject to a Stock Option may also be made pursuant to a "cashless exercise" by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

       No shares shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Shares that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise and has paid in full for such Shares.

       (E) RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

       (F) NONTRANSFERABILITY OF STOCK OPTIONS. Unless otherwise determined by the Committee, no Stock Option shall be transferable by the optionee other than (i) by will or by application of the laws of descent and distribution; or (ii) in the case of a Non-Qualified Stock Option, pursuant to (a) a domestic relations order issued by a tribunal of competent jurisdiction or (b) a gift to members of such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Non-Qualified Stock Option, its alternative payee pursuant to such domestic relations order, it being understood that the term "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Non-Qualified Stock Option, pursuant to a domestic relations order or a gift permitted under the applicable option agreement.

       (G) TERMINATION BY DEATH. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee shall become immediately and fully exercisable and may thereafter be exercised for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any provision herein to the contrary, unless otherwise determined by the Committee, if an optionee dies after termination of the optionee's employment, any Stock Option held by such optionee may thereafter be exercised, to the extent such Stock Option was exercisable as of the date of such death, for a period that expires on the earliest of (i) the first anniversary of the date of such death, (ii) the last date on which the optionee would have been entitled to exercise such Stock Option had the optionee not died or (iii) the date on which the stated term of such Stock Option expires.

       (H) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee, if not fully vested and exercisable as of the date of such termination, shall continue to vest according to such Stock Option's stated vesting schedule and may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or thereafter becomes exercisable, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

       (I) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of retirement, the following vesting and exercisability terms will apply. For purposes of this Plan, an optionee shall be deemed to have terminated employment by reason of retirement if such optionee has attained age and years of service requirements set forth below, has given due notice (as determined by the Committee), and has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates for a period of one year following such retirement. In no event, however, may the option become exercisable beyond the option term fixed by the Committee.

                             MINIMUM YEARS OF   YEARS OF CONTINUED    YEARS OF CONTINUED
                               SERVICE WITH     VESTING FOLLOWING       EXERCISABILITY
AGE AT RETIREMENT                COMPANY            RETIREMENT       FOLLOWING RETIREMENT
-----------------            ----------------   ------------------   --------------------
55 or more.................         10                   1                     2
60 or more.................         15                   6                     6

       Notwithstanding the foregoing, if the optionee dies within such period of continued exercisability, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. In the event of termination of employment by reason of retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

       (J)  OTHER TERMINATION.  Unless otherwise determined by the Committee:
       (A) if an optionee incurs a voluntary termination of Employment, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of thirty days from the date of such termination of Employment or the balance of such Stock Option's term; and (B) if an optionee incurs a termination of Employment because such optionee's Employment is terminated by the Company or an Affiliate, other than by reason of retirement or Disability or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or becomes exercisable during the one-year period following termination of employment by the Company or an Affiliate, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one year from the date of such termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such thirty-day or one-year period, as the case may be, any unexercised Stock Option held by such optionee shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shortest. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change of Control, other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such termination of Employment, and (2) the balance of such Stock Option's term. In the event of termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

       (K) TERMINATION FOR CAUSE. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate.

       (L) CHANGE OF CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per Share shall exceed the exercise price per Share under the Stock Option (the "Spread") multiplied by the number of Shares granted under the Stock Option as to which the right granted under this Section 6.4(l) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to
       Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of Shares granted under the Stock Option.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

    7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, an SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR. In the case of a Non-Qualified Stock Option, Tandem SARs may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of grant of such Stock Option.

    The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant. SARs may not be repriced without stockholder approval.

    7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

    Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

    7.3  EXERCISE OF FREESTANDING SARS.  Subject to the other provisions of this
Article 7, Freestanding SARs may be exercised upon whatever terms and conditions the Committee, at its sole discretion, imposes upon them.

    7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

    7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, at its sole discretion; provided, however, that such term shall not exceed ten (10) years.

    7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

       (a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price of the SAR; by

       (b)  The number of Shares with respect to which the SAR is exercised.

    At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

    7.7 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of any rule or interpretation promulgated under Section 16 (or any successor rule) of the Act.

    7.8 NONTRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by application of the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of an SAR by a Participant solely to members of the Participant's immediate family or trusts for the benefit of such persons.

ARTICLE 8.  RESTRICTED STOCK

    8.1 ADMINISTRATION. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Participant (subject to the aggregate limit on grants to individual Participants set forth in Article 4), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8.3.

    The Committee may, prior to grant, condition the vesting of Restricted Stock upon continued service of the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

    8.2 AWARDS AND CERTIFICATES. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

       "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Tupperware Corporation 2000 Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Tupperware Corporation."

    The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    8.3 TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following terms and conditions:

       (a) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8.3(f), during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock, except that, if expressly provided in the Restricted Stock Agreement, a Participant may, during the Restriction Period, transfer shares of Restricted Stock to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service. Notwithstanding the foregoing, any Restricted Stock Award granted hereunder shall have a Restriction Period of not less than three years, except that an aggregate amount of Restricted Stock Awards not exceeding one-third of the Shares available for use as Restricted Stock Awards pursuant to Section 4.1 of the Plan may be issued without a minimum Restriction Period.

       (b) Except as provided in this paragraph (b) and paragraph (a), above, and the Restricted Stock Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee in the applicable Restricted Stock Agreement, dividends payable in Shares shall be paid in the form of Restricted Stock of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

       (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and paragraphs (a) and (d) of this Section 8.3 and
       Section 13.1(b), upon a Participant's Termination of Employment for any reason during the Restriction Period, all Shares still subject to restriction shall be forfeited by the Participant.

       (d) Except to the extent otherwise provided in Section 13.1(b), in the event that a Participant retires or such Participant's employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

       (e) If and when any applicable Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

       (f) Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

ARTICLE 9.  PERFORMANCE AWARDS

    9.1 GRANT OF PERFORMANCE AWARDS. Subject to the terms of the Plan, Performance Awards may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee, and may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion in determining the number, amount and timing of Awards granted to each Participant. Such Performance Awards may take the form determined by the Committee, including without limitation, cash, Shares, Performance Units and Performance Shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives.

    9.2  PERFORMANCE GOALS.

       (a) The Committee shall set Performance Goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the Participants, and may attach to such Performance Awards one or more restrictions, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, or restrictions which are necessary or desirable as a result of applicable laws or regulations. Each Performance Award may be confirmed by, and be subject to, a Performance Award Agreement.

       (b) The Committee shall have the authority at any time to make adjustments to Performance Goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

       (c) Performance Periods shall, in all cases, exceed six (6) months in length.

    9.3  VALUE OF PERFORMANCE UNITS/SHARES.

       (a) Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

       (b) Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

    9.4 EARNING OF PERFORMANCE AWARDS. After the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive the payout earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved, except as adjusted pursuant to Section 9.2(b) or as deferred pursuant to Article 11.

    9.5 TIMING OF PAYMENT OF PERFORMANCE AWARDS. Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may permit the Participants to elect to defer or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

    9.6 NONTRANSFERABILITY. Performance Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by application of the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's Beneficiary. Notwithstanding the foregoing, at the discretion of the Committee, an Award Agreement may permit the transferability of a Performance Award by a Participant solely to members of the Participant's immediate family or trusts or partnerships for the benefit of such persons.

    9.7 TERMINATION. Performance Awards shall be subject to the following terms and conditions:

       (a) Except to the extent otherwise provided in the applicable Performance Award Agreement, if any, and Sections 9.7(b) and 13.1(c), upon a Participant's Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Award shall be forfeited by the Participant.

       (b) Except to the extent otherwise provided in Section 13.1(c), in the event that a Participant's employment is terminated (other than for Cause), or in the event a Participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Awards with respect to which a Participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the Participant's employment is terminated by reason of death or disability) with respect to any or all of such Participant's Performance Awards.

ARTICLE 10.  BENEFICIARY

    10.1 DESIGNATION. Each Participant under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successively). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. Any such designation shall control over any inconsistent testamentary or inter vivos transfer by a Participant, and any benefit of a Participant under the Plan shall pass automatically to a Participant's Beneficiary pursuant to a proper designation pursuant to this
Section 10.1 without administration under any statute or rule of law governing the transfer of property by will, trust, gift or intestacy.

    10.2 ABSENCE OF DESIGNATION. In the absence of any such designation contemplated by Section 10.1, benefits remaining unpaid at the Participant's death shall be paid pursuant to the Participant's will or pursuant to the laws of descent and distribution.

ARTICLE 11.  DEFERRALS

    The Committee may permit a Participant to elect, or the Committee may require at its sole discretion subject to the proviso set forth below, any one or more of the following: (i) the deferral of the Participant's receipt of cash,
(ii) a delay in the exercise of an Option or SAR, (iii) a delay in the lapse or waiver of restrictions with respect to Restricted Stock, or (iv) a delay of the satisfaction of any requirements or goals with respect to Performance Awards; provided, however, the Committee's authority to take such actions hereunder shall exist only to the extent necessary to reduce or eliminate a limitation on the deductibility of compensation paid to the Participant pursuant to (and so long as such action in and of itself does not constitute the exercise of impermissible discretion under) Section 162(m) of the Code, or any successor provision thereunder. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals, including provisions relating to periods of deferral, the terms of payment following the expiration of the deferral periods, and the rate of earnings, if any, to be credited to any amounts deferred thereunder.

ARTICLE 12.  RIGHTS OF EMPLOYEES

    12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

    12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 13.  CHANGE OF CONTROL

    13.1 IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

       (a) Any Stock Options or SARs outstanding as of the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, that in the case of the holder of Stock Options or SARs who is actually subject to Section 16(b) of the Exchange Act, such Stock Options or SARs shall have been outstanding for at least six months at the date such Change of Control is determined to have occurred.

       (b) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

       (c) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

ARTICLE 14.  AMENDMENT, MODIFICATION, AND TERMINATION

    14.1 AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend, or modify the Plan. However, no amendment, alteration or discontinuation shall be made which would disqualify the Plan from the exemption provided by Rule 16b-3, and no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

    14.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee shall have the right to replace any previously-granted Award under the Plan with an Award equal to the value of the replaced Award at the time of replacement, without obtaining the consent of the Participant holding such Award.

    Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

ARTICLE 15.  WITHHOLDING

    15.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising under or as a result of this Plan.

    15.2 SHARE WITHHOLDING. With respect to withholding required and/or permitted upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares (or by surrendering Shares previously owned which have been held for longer than six months) having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the requirements established by the Committee.

ARTICLE 16.  SUCCESSORS

    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, spin-off, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 17.  LEGAL CONSTRUCTION

    17.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    17.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    17.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to comply with Section 17.3, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    Notwithstanding any other provision set forth in the Plan, if required by any rule or interpretation promulgated under Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six (6) months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

       (a) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Shares;

       (b) Any registration or other qualification of such Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

       (c) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

    17.4 POOLING. Notwithstanding anything in the Plan to the contrary, if any right granted pursuant to this Plan would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such grant Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

    17.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

TUPPERWARE CORPORATION
14901 S. ORANGE BLOSSOM TRAIL                                             Proxy
ORLANDO, FLORIDA 32837

-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 11, 2000.

The shares of stock you hold in your account will be voted as you specifcy below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint E.V. Goings, Thomas M. Roehlk and Paul B. Van Sickle, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.








                    SEE REVERSE FOR VOTING INSTRUCTIONS

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED             COMPANY #
PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU         CONTROL #
MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
- Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP:/WWW.EPROXY.COM/TUP/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.
- If you prefer to receive proxy materials via the Internet in the future, you may consent to do so.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                             PLEASE DETACH HERE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of                          / / Vote FOR      / / Vote WITHHELD
    directors:     01 Joe R. Lee             all nominees      from all nominees
                   02 Bob Marbut
                   03 David R. Parker

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.  The Proposal To Ratify The Appointment of Independent Auditors.

        / /  For           / /  Against       / /  Abstain

3.  The Proposal to Approve the Tupperware Corporation 2000 Incentive Plan.

        / /  For           / /  Against       / /  Abstain

4.  The Proposal to Approve Material Terms of Performance-Based Incentives.

        / /  For           / /  Against       / /  Abstain

5. I PLAN TO ATTEND THE MEETING. If you check this box, an admission ticket will be sent to you. / / Yes

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box   / /  Indicate changes below:

Date: ______________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                           PLEASE DETACH HERE

VOTING INSTRUCTION CARD
                         TUPPERWARE CORPORATION
            14901 S. ORANGE BLOSSOM TRAIL, ORLANDO, FL 32837

     VOTING INSTRUCTIONS TO TRUSTEE FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
                             MAY 11, 2000

As a participant in the Tupperware Corporation Retirement Savings Plan, you have the right to give instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 11, 2000 and at any adjournment thereof. In this connection please follow the voting instructions on the reverse side of this card and either vote telephonically, electronically, or mark, sign and date it, and return this card promptly in the postage-paid envelope provided.

Regardless of the number of shares held in trust on your behalf, exercising your voting instruction right is very important.

This voting instruction card when properly executed will be voted in the manner directed. If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1, to vote FOR Item 2, 3 and 4, and in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Defined Contribution Trust.

/X/  Please mark votes as indicated in this example.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES
                       IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4

                    (See reverse side for voting instructions)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED             COMPANY #
PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU         CONTROL #
MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.
- Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP:/WWW.EPROXY.COM/TUP/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.
- If you prefer to receive proxy materials via the Internet in the future, you may consent to do so.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                           PLEASE DETACH HERE

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of                          / / Vote FOR      / / Vote WITHHELD
    directors:     01 Joe R. Lee             all nominees      from all nominees
                   02 Bob Marbut
                   03 David R. Parker

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.  The Proposal To Ratify The Appointment of Independent Auditors.

        / /  For           / /  Against       / /  Abstain

3.  The Proposal to Approve the Tupperware Corporation 2000 Incentive Plan.

        / /  For           / /  Against       / /  Abstain

4.  The Proposal to Approve Material Terms of Performance-Based Incentives.

        / /  For           / /  Against       / /  Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box  / /  Indicate changes below:

Date: ______________________

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.